QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement filed on Form S-1 of our report dated August 11, 2004, relating to the financial statements of Coastal Bancshares Acquisition Corp. as of August 6, 2004 and for the period from May 19, 2004 (the inception date) to August 6, 2004.

/s/ HEIN & ASSOCIATES LLP

Houston, Texas
September 23, 2004

QuickLinks

  Exhibit 23.1